Exhibit 10.1

AMENDMENT 1 TO THE CONSULTING AGREEMENT BY AND BETWEEN
COMMUNITY BANK OF THE CHESAPEAKE AND JAMES F. DI MISA

This amendment to the Consulting Agreement by and between Community Bank of the Chesapeake (the “Bank”) and James F. Di Misa (the “Consultant”) is made effective as of December 19, 2019 (the “Amendment 1”).

WHEREAS, the Bank entered into a nine-month Consulting Agreement with the Consultant dated April 1, 2019 (the “Agreement”); and

WHEREAS, Section 1(a) of the Agreement provides the Bank may extend the term of the Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Bank reviewed the Agreement and the need for the Consultant's services and elected to extend the Agreement through December 31, 2020; and

WHEREAS, in connection with the extension through December 31, 2020, the Bank agreed to reduce the Consulting Fee (as such term is defined in the Agreement) to $70,000.

NOW, THEREFORE:

1.	Section 2(a) of the Agreement is hereby amended to replace the reference to $140,000 with $70,000.
2.	All other provisions of the Agreement will remain in full force and effect.
3.	The term of the Agreement is extended through December 31, 2020.

IN WITNESS WHEREOF, the Bank has caused this Amendment 1 to be executed by its duly authorized representative and Consultant has signed this Amendment 1 effective as of the date first above written.

COMMUNITY BANK OF THE CHESAPEAKE

By:	/s/ William J. Pasenelli
William J. Pasenelli

CONSULTANT

By:	/s/ James F. Di Misa
James F. Di Misa